Exhibit 32.1

Certification of Chief Executive Officer and Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ronnie R. Shambaugh, President and Chief Executive Officer of Best Hometown Bancorp, Inc., (the “Company”) and Jennifer M. Lanzafame, Principal Financial Officer of the Company, each certify in his capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2018 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2018	/s/ Ronnie R. Shambaugh
Ronnie R. Shambaugh
President and Chief Executive Officer

Date: November 8, 2018	/s/ Jennifer M. Lanzafame
Jennifer M. Lanzafame
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.